Exhibit 4.1

TAX-FREE SPIN PROTECTION PLAN

by and between

Southwest Gas Holdings, Inc.

and

Equiniti Trust Company, LLC

as Rights Agent

Dated as of November 5, 2023

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TABLE OF CONTENTS

(continued)

		Page

30.	Benefits of this Plan	39

31.	Determination and Actions by the Board or Committee Thereof	39

32.	Severability	39

33.	Governing Law	39

34.	Counterparts	39

35.	Descriptive Headings; Interpretation	39

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TAX-FREE SPIN PROTECTION PLAN

This Tax-Free Spin Protection Plan, dated as of November 5, 2023 (this “Plan”), is entered into by and between Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, as Rights Agent (the “Rights Agent”). All capitalized terms used in this Plan shall have the meanings ascribed to such terms in Section 1 or as otherwise defined elsewhere in this Plan.

RECITALS

WHEREAS, on November 3, 2023, the Board of Directors (the “Board”) of the Company adopted this Plan, and has authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock outstanding at the close of business on November 17, 2023 (the “Record Date”), and has authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between (i) the Record Date and (ii) the earlier of (x) the Distribution Date and (y) the Expiration Date; provided, however, that Rights may be issued with respect to Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22;

WHEREAS, each Right initially represents the right to purchase one ten-thousandth (subject to adjustment) of a share of Series A Junior Participating Preferred Stock, no par value per share (the “Series A Preferred”), of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations of Series A Junior Participating Preferred Stock attached hereto as Exhibit A (as amended from time to time), upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Company is evaluating alternative transactions to separate from its wholly-owned subsidiary, Centuri Group, Inc. (the “Spin-Off Transaction”), including in a manner that could be tax-free to the Company pursuant to Section 355 of the Code (“Tax-Free Status”);

WHEREAS, the ability to effect the Spin-Off Transaction with Tax-Free Status could be lost if certain acquisitions of Common Stock are treated as part of a plan pursuant to which one or more persons acquire directly or indirectly a 50% or greater interest in the Company (a “355 Ownership Change”); and

WHEREAS, the Board believes that it is in the best interests of the Company and its stockholders that the Company preserve its ability to effectuate the Spin-Off Transaction with Tax-Free Status on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Certain Definitions. For purposes of this Plan, the following terms have the meanings indicated:

1.1 “Acquiring Person” shall mean any Person who or which shall be the Beneficial Owner of (a) 4.9% or more of the Common Stock then outstanding or (b) in the case of a Passive Investor, 9.9% or more of the shares of Common Stock then outstanding, but in each case shall not include: (i) an Exempt Person or (ii) any Existing Holder, unless and until such time as such Existing Holder shall, after the first public announcement of this Plan, become the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to (A) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (B) a split or subdivision of the outstanding Common Stock or (C) an Exempt Acquisition), unless upon acquiring such Beneficial Ownership, such Existing Holder does not Beneficially Own 4.9% (9.9% in the case of a Passive Investor) or more of the Common Stock then outstanding.

Notwithstanding the foregoing, no Person shall be deemed to be or have become an “Acquiring Person” as the result of either (a) an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 4.9% (9.9% in the case of a Passive Investor or, in the case of the Icahn Group or any member of the Icahn Group, the applicable amount set forth in the paragraph below) or more of the Common Stock then outstanding or (b) an Exempt Acquisition; provided, however, that if a Person would (but for the operation of the foregoing provisions of this sentence) become an Acquiring Person solely by reason of share purchases by the Company or an Exempt Acquisition and shall, after such share purchases by the Company or Exempt Acquisition, become the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to (i) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (ii) a split or subdivision of the outstanding Common Stock or (iii) an Exempt Acquisition), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Stock, such Person does not Beneficially Own 4.9% (9.9% in the case of a Passive Investor or, in the case of the Icahn Group or any member of the Icahn Group, the applicable amount set forth in the paragraph below) or more of the Common Stock then outstanding .

Notwithstanding the foregoing, neither the Icahn Group nor any member of the Icahn Group shall be deemed to be or have become an “Acquiring Person” unless and until such time as the Icahn Group, any member of the Icahn Group or any of their respective Affiliates and Associates, after the first public announcement of this Plan, becomes the Beneficial Owner of, individually or in the aggregate, (a) solely during any period that the Cooperation Agreement remains in effect and the Icahn Ownership Event has not occurred, more than 24.9% of the shares of Common Stock then outstanding, or (b) following the termination or expiration of the Cooperation Agreement or the occurrence of the Icahn Ownership Event, more than the greater of (x) a number of shares of Common Stock equal to 4.9% of the shares of Common Stock then outstanding or (y) the number of shares Beneficially Owned by the Icahn Group at the time of such termination, expiration or occurrence (in which case, with respect to both clauses (a) and (b) of this paragraph, for the avoidance of doubt, the Icahn Group, each member of the Icahn Group and their respective Affiliates and Associates, individually and collectively, shall be treated as Acquiring Persons); provided, that, in any event, the Icahn Group, the members of the Icahn Group and each of their respective Affiliates and Associates, collectively, shall be deemed to be an Acquiring Person if, after the expiration or termination of the Cooperation Agreement or the occurrence of the Icahn Ownership Event, the Icahn Group, any member of the Icahn Group, or any of their respective Affiliates and Associates becomes the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to (i) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (ii) a split or subdivision of the outstanding Common Stock or (iii) an Exempt Acquisition), unless upon acquiring such Beneficial Ownership, none of the Icahn Group, any member of the Icahn Group, or any of their Affiliates and Associates Beneficially Own, individually or in the aggregate, 4.9% or more of the Common Stock then outstanding.

Notwithstanding the foregoing, no Person shall be deemed to be or have become an “Acquiring Person” if (a) the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including because such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), and (b) either (i) such Person divests as promptly as practicable (as determined, in good faith, by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, or (ii) the Board determines such acquisition to be an “Exempt Acquisition” pursuant to Section 28 notwithstanding the failure to deliver an Exemption Request.

For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Code Section 355 and the Treasury Regulations promulgated thereunder.

1.2 “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Plan.

1.3 “Annual Stockholder Meeting” shall mean the 2024 annual meeting of stockholders of the Company, or any adjournment thereof, duly held in accordance with the Amended and Restated Bylaws of the Company, as amended from time to time, the Certificate of Incorporation of the Company, as amended from time to time, and applicable law.

1.4 A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

1.4.1 which such Person Constructively Owns;

1.4.2 which such Person, directly or indirectly, has or shares the right to vote or dispose of, or otherwise has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act); provided, however, that Beneficial Ownership arising solely as a result of any such Person’s participation in a “group” (within the meaning of Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) shall be determined under Section 1.4.3 of this Plan and not under this Section 1.4.2;

1.4.3 of which any other Person is the Beneficial Owner, if such Person (a) has any agreement, arrangement or understanding (whether or not in writing) with such other Person with respect to acquiring, holding, voting or disposing of such securities of the Company or (b) is a member of a “coordinating group” within the meaning of Treasury Regulations Section 1.355-7(h)(4) that includes such other Person; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security (i) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (x) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (y) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (ii) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1.4.3 shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such 40 calendar days, or such later date as the Board may determine in any specific case; or

1.4.4 which such Person, directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own (a) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person, until such tendered securities are accepted for purchase or exchange; (b) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (c) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person prior to the Distribution Date or pursuant to Section 3.1 or Section 22 (“Original Rights”) or pursuant to Section 11.9 or Section 11.15 with respect to an adjustment to Original Rights.

Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1.4, a Person shall be deemed the Beneficial Owner of, and shall be deemed to Beneficially Own, securities held by any other Person that such Person would be deemed to constructively own or that otherwise would be aggregated with securities owned by such Person pursuant to Code Section 355, or any successor provision or replacement provision and the Treasury Regulations thereunder.

No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section 1.4), including in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

1.5 “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1.6 “close of business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

1.7 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.8 “Cooperation Agreement” shall mean the Amended and Restated Cooperation Agreement, dated as of October 24, 2022, by and among the Icahn Group and the Company (as it may be amended, modified, supplemented and/or amended and restated in accordance with the terms thereof from time to time).

1.9 “Common Stock” when used with reference to the Company shall mean the Common Stock, par value $1.00 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person, and which has issued and outstanding such capital stock, equity securities or equity interest.

1.10 “Constructive Ownership” or “Constructively Owns” means ownership of Common Stock by reason of the aggregation or attribution rules of Code Section 355(e)(4)(C) or treated as owned for purposes of Code Section 355(e) by application of any other rule of law or interpretation thereof.

1.11 “Distribution Date” shall mean the earlier of (a) the close of business on the tenth (10th) Business Day after the Stock Acquisition Date (or, if the tenth (10th) Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (b) such date (or, if such date occurs before the Record Date, the close of business on the Record Date), if any, prior to such time as any Person becomes an Acquiring Person, as may be determined by the Board, after the date of the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) by any Person (other than any Exempt Person) of, or of the first public announcement of the intention of any Person (other than any Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than any Exempt Person) being or becoming an Acquiring Person.

1.12 “Exempt Acquisition” shall mean any increase in Beneficial Ownership by any holder of one or more additional shares of Common Stock, solely as a result of (a) equity granted to the officers, employees and members of the board of directors of the Company and any Subsidiary of the Company in their capacity as such officers, employees and directors, (b) the vesting of any equity compensation awards, options, warrants, rights or similar interests granted to any Person by the Company or any Subsidiary of the Company (including as a result of an adjustment to the number of shares of Common Stock represented by any such equity compensation award, option warrant, right, or similar interest pursuant to the terms thereof), or (c) any transaction deemed to be an “Exempt Acquisition” in accordance with Section 28.

1.13 “Exempt Person” shall mean (a) the Company or any Subsidiary of the Company, and (b) any Person deemed to be an “Exempt Person” in accordance with Section 28.

1.14 “Existing Holder” shall mean any Person who, immediately prior to the first public announcement of the adoption of this Plan, is the Beneficial Owner of 4.9% (9.9% in the case of a Passive Investor) or more of the Common Stock then outstanding.

1.15 “Icahn Group” shall mean collectively, (a) Carl C. Icahn, (b) Andrew Teno, (c) Beckton Corp., (d) Icahn Enterprises G.P. Inc., (e) Icahn Enterprises Holdings L.P., (f) IEP Utility Holdings LLC, (g) IPH GP LLC, (h) Icahn Capital LP, (i) Icahn Onshore LP, (j) Icahn Offshore LP, (k) Icahn Partners LP and (l) Icahn Partners Master Fund LP, all of whom together shall be treated as one Person; provided that each of the foregoing, individually, shall be a “member” of the Icahn Group.

1.16 “Icahn Ownership Event” shall be deemed to have occurred at such time as the Icahn Group, together with the Icahn Affiliates (as defined in the Cooperation Agreement), beneficially owns an aggregate Net Long Position (as defined in the Cooperation Agreement) of a number of Common Shares (as defined in the Cooperation Agreement) that is less than 50% of the Tender Offer Closing Amount (as defined in the Cooperation Agreement).

1.17 “Passive Investor” shall mean any Person who or which has reported and is entitled to report Beneficial Ownership of shares of Common Stock on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (a) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), (b) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold shares of Common Stock on behalf of any other Person who is required to report Beneficial Ownership of shares of Common Stock on such Schedule 13D, and (c) the Board does not know that such Person (or any group of Persons that includes such Person) intends to become a controlling shareholder within the meaning of Treasury Regulations Section 1.355-7(h)(3); provided, however, that if a formerly Passive Investor should report or become required to report Beneficial Ownership of shares of Common Stock on Schedule 13D, then that formerly Passive Investor will not be deemed to be or to have become an Acquiring Person if (i) at the time it reports or becomes required to report Beneficial Ownership of shares of Common Stock on Schedule 13D, that formerly Passive Investor has Beneficial Ownership of less than 4.9% of the shares of Common Stock then outstanding, or (ii) (x) it divests as promptly as practicable (but in any event not later than ten (10) days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of shares of Common Stock so that it would no longer be an “Acquiring Person,” and (y) prior to reducing its Beneficial Ownership of shares of Common Stock then outstanding to below 4.9%, it does not increase its Beneficial Ownership of shares of Common Stock then outstanding (other than by reason of share purchases by the Company) above such Person’s lowest Beneficial Ownership of shares of Common Stock then outstanding at any time during such ten (10) day period.

1.18 “Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity.

1.19 “Right to Acquire” shall mean a legal, equitable or contractual right to acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act of 1933, as amended (the “Securities Act”)), or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

1.20 “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

1.21 “Stockholder Approval” shall mean the approval of this Plan by the affirmative vote of a majority of the votes cast by holders of shares of Common Stock that are present in person or by proxy at the Annual Stockholder Meeting and entitled to vote on the proposal to approve this Plan.

1.22 “Subsidiary” of any Person shall mean any partnership, joint venture, limited liability company, firm, corporation, unincorporated association, trust or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, of record or beneficially, directly or indirectly, by such Person.

1.23 “Treasury Regulations” means the final and temporary regulations promulgated by the United States Department of the Treasury under the Code as amended or superseded from time to time.

1.24 “Trigger Event” shall be deemed to have occurred upon any Person becoming an Acquiring Person.

1.25 The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
355 Ownership Change	Recitals
Adjustment Shares	11.1.2
Board	Recitals
Book Entry Shares	3.1
common stock equivalent	11.1.3
Company	Preamble
current per share market price	11.4.1
Current Value	11.1.3
equivalent preferred stock Equivalent Exchange Assets	11.2 27.3
Exchange Act	1.2
Exchange Consideration	27.1
Exemption Request	28
Expiration Date	7.1
NASDAQ NYSE	9.2 9.2
Original Rights	1.3.2
Plan	Preamble
Principal Party	13.2
Purchase Price	4
Record Date	Recitals
Redemption Price	23.1
Requesting Person	28
Right	Recitals
Rights Certificate	3.1
Rights Agent	Preamble
Securities Act	1.11
Security	11.4.1
Series A Preferred	Recitals
Spin-Off Transaction	Recitals
Spread	11.1.3
Substitution Period	11.1.3
Summary of Rights	3.2
Tax-Free Status	Recitals
Trading Day	11.4.1
Trust	27.1
Trust Agreement	27.1

2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any such other rights agents shall be as the Company shall determine, and the Company will notify, in writing, the Rights Agent and any co-rights agents of any such respective duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

3. Issuance of Rights Certificates.

3.1 Rights Evidenced by Stock Certificates. Until the Distribution Date, (a) the Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Section 3.2) by the certificates for Common Stock registered in the names of the holders thereof or, in the case of uncertificated Common Stock registered in book entry form (“Book Entry Shares”), by notation in book entry (which certificates for Common Stock and Book Entry Shares shall also be deemed to be Rights Certificates) and not by separate certificates, and (b) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign (provided the Company makes available all necessary information and documents (with e-mail being sufficient) in a form reasonably satisfactory to the Rights Agent) and the Company (or, if requested by the Company, the Rights Agent) will send, by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, one or more certificates for Rights, in substantially the form of Exhibit B hereto (a “Rights Certificate”), evidencing one Right (subject to adjustment as provided herein) issued to holders of Common Stock for each share of Common Stock so held; provided, however, that notwithstanding anything to the contrary herein, the Company may choose to use book entry in lieu of physical certificates, in which case “Rights Certificates” shall be deemed to mean the uncertificated book entry representing the related Rights. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

3.2 Summary of Rights. As promptly as practicable following the date of this Plan, the Company shall make publicly available, at the expense of the Company, a copy of the Summary of Rights to Purchase Series A Preferred, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”). With respect to certificates representing Common Stock and Book Entry Shares outstanding as of the close of business on the Record Date, until the Distribution Date (or the earlier Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof or Book Entry Shares, as applicable, and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier Expiration Date), the surrender for transfer of any certificate for Common Stock or Book Entry Shares outstanding at the close of business on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with such Common Stock.

3.3 New Certificates and Uncertificated Shares After Record Date. Certificates for Common Stock that become outstanding (whether upon issuance out of authorized but unissued Common Stock, disposition out of treasury or transfer or exchange of outstanding Common Stock) after the Record Date but prior to the earlier of (x) the Distribution Date or (y) the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date, shall have impressed, printed, stamped, written or otherwise affixed onto them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Tax-Free Spin Protection Plan between Southwest Gas Holdings, Inc. (the “Company”) and Equiniti Trust Company, LLC, as Rights Agent, dated as of November 5, 2023 (as the same may be amended from time to time, the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Plan, such Rights (as defined in the Plan) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor. As described in the Plan, Rights which are owned by, transferred to or have been owned by Acquiring Persons (as defined in the Plan) or any Affiliate or Associate (as defined in the Plan) of any Acquiring Person shall become null and void and will no longer be transferable.

With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

Notwithstanding this Section 3.3, neither the omission of the legend required hereby, nor the failure to provide the notice thereof, shall affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

Notwithstanding anything to the contrary contained in this Plan, shares of Common Stock, shares of Series A Preferred and Rights (and any securities issuable on their exercise) may be issued, evidenced and transferred by book-entry and not represented by physical certificates. Where shares of Common Stock, shares of Series A Preferred and Rights (and any securities issuable on their exercise) are held in uncertificated form, they shall be held subject to the terms and conditions of this Plan applicable to certificated shares or Rights, and the Company and the Rights Agent shall cooperate in all respects to give effect to the intent of the provisions contained herein.

4. Form of Rights Certificates. The Rights Certificates (and the forms of election to purchase shares and assignment, including the certifications therein, to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the terms and conditions hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date, and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of one ten-thousandths of a share of Series A Preferred as shall be set forth therein at the price per one ten-thousandth of a share of Series A

Preferred set forth therein (the “Purchase Price”), but the number of such one ten-thousandths of a share of Series A Preferred and the Purchase Price shall be subject to adjustment as provided herein.

5. Countersignature and Registration. The Rights Certificates (a) shall be executed on behalf of the Company by the Chairman of the Board of Directors (or such other person that is elected to such office from time to time), Chief Executive Officer, President or any Vice President of the Company, either manually, by facsimile signature or other recorded electronic form; (b) shall have affixed thereto the Company’s seal (if any) or a facsimile thereof; and (c) shall be attested by the Corporate Secretary of the Company or by such officers as the Board may designate, either manually, by facsimile signature or other recorded electronic form. The Rights Certificates shall be countersigned, either manually, by facsimile signature or other recorded electronic form, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Rights Certificates hereunder. No Rights Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the certificate number of each of the Rights Certificates and the date of each of the Rights Certificates.

6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. Subject to the provisions of this Plan, including, but not limited to, Section 11.1.2 and Section 14, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 27) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a share of Series A Preferred as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with such other and further documentation as the Company or the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Rights Certificates until the registered holder shall have (a) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate or Rights Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or any Affiliate or Associate of such registered holder or such Beneficial Owner (or such former Beneficial Owner), in each case, as the Company or the Rights Agent shall reasonably request and (b) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any such transfer. Thereupon, the Rights Agent shall, subject to the provisions of this Plan, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from the holders of Rights Certificates of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of such Rights Certificates.

Subject to the provisions of Section 11.1.2, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1 Exercise of Rights. Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and certification on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one ten-thousandths of a share of Series A Preferred (or other securities, cash or other assets) as to which the Rights are exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (a) the close of business on the date that is two (2) years after the date on which the Spin-Off Transaction is consummated, (b) the close of business on the date on which the Board determines to no longer pursue the Spin-Off Transaction or that the Spin-Off Transaction will not be consummated with Tax-Free Status, (c) the time at which the Rights are redeemed as provided in Section 23, (d) the time at which the Rights are exchanged as provided in Section 27, (e) the close of business on the first (1st) Business Day following the certification of the voting results of the Annual Stockholder Meeting, if at such meeting the Stockholder Approval has not been obtained, (f) the close of business on the day that is 270 days after the date of this Plan, if the Stockholder Approval has not been obtained by such date and only if as of such date the Cooperation Agreement remains in effect and the Icahn Ownership Event has not occurred, or (g) the time at which the Board determines that there is no longer a risk of a 355 Ownership Change occurring or that a 355 Ownership Change would not in any material respect adversely impact or otherwise impair the Tax-Free Status.

7.2 Purchase. The Purchase Price for each one ten-thousandth of a share of Series A Preferred pursuant to the exercise of a Right shall be initially $300.00, shall be subject to adjustment from time to time as provided in Sections 11, 13 and 26 and shall be payable in lawful money of the United States of America in accordance with Section 7.3.

7.3 Payment Procedures. Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and certification properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the total number of one ten-thousandths of a share of Series A Preferred to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9, in cash or by certified or cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (a)(i) requisition from any transfer agent of the Series A Preferred (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Series A Preferred to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (ii) if the Company shall have elected to deposit the total number of shares of Series A Preferred issuable upon exercise of the Rights hereunder with a depositary agent, requisition from such depositary agent depositary receipts representing interests in such number of one ten-thousandths of a share of Series A Preferred as are to be purchased (in which case certificates for the Series A Preferred represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with all such requests; (b) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 or otherwise in accordance with Section 11.1.3; (c) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to the registered holder of such Rights Certificate, or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (d) when appropriate, after receipt, promptly deliver such cash to the registered holder of such Rights Certificate, or upon the order of the registered holder of such Rights Certificate, to such other Person as designated by such holder. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11.1.3, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

7.4 Partial Exercise. In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14.

7.5 Full Information Concerning Ownership. Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 or as set forth in this Section 7 unless the certification contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company and the Rights Agent shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or any Affiliate or Associate of such registered holder or such Beneficial Owner (or such former Beneficial Owner), in each case, as the Company or the Rights Agent shall reasonably request.

8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records or physical records of all cancelled or destroyed Rights Certificates which have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

9. Reservation and Availability of Capital Stock.

9.1 The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Series A Preferred (and, following the occurrence of a Trigger Event, out of its authorized and unissued Common Stock or other securities or out of its shares held in its treasury) the number of shares of Series A Preferred (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

9.2 So long as the Series A Preferred (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on the New York Stock Exchange (the “NYSE”), Nasdaq Global Market (“NASDAQ”) or any other national securities exchange or traded in the over-the-counter market, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NYSE, NASDAQ and/or such other exchange or market, upon official notice of issuance and delivery of any other required documentation upon such exercise.

9.3 The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Series A Preferred (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

9.4 From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of Series A Preferred or other securities upon the exercise of Rights, to register and qualify such Series A Preferred or other securities under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, from time to time for a period of time not to exceed one hundred twenty (120) days in any particular instance, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective or in order to prepare and file any supplement or amendment to such registration statement or filings that the Board determines to be necessary and appropriate under applicable law. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

9.5 The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Series A Preferred (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for the Series A Preferred (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Series A Preferred (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the registered holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

10. Series A Preferred Record Date. Each Person in whose name any certificate for Series A Preferred (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series A Preferred (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Series A Preferred (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Series A Preferred (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby (or an exchange pursuant to Section 27), the holder of a Rights Certificate shall not be entitled to any rights of a holder of Series A Preferred (or Common Stock or other securities, as the case may be) for which the Rights shall be exercisable, including the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares of Series A Preferred or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1 Post-Execution Events.

11.1.1 Corporate Dividends, Reclassifications, Etc. In the event the Company shall, at any time after the date of this Plan, (a) declare and pay a dividend on the Series A Preferred payable in Series A Preferred, (b) subdivide the outstanding Series A Preferred, (c) combine the outstanding Series A Preferred into a smaller number of shares of Series A Preferred or (d) issue any shares of its capital stock in a reclassification of the Series A Preferred (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1.1, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Series A Preferred transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11.1.1 and Section 11.1.2, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, the adjustment required pursuant to, Section 11.1.2.

11.1.2 Acquiring Person Events; Trigger Events. Subject to Section 27, in the event that a Trigger Event occurs, then, from and after the first occurrence of such event, each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price per Right equal to the then-current Purchase Price multiplied by the number of one ten-thousandths of a share of Series A Preferred for which a Right is then exercisable (without giving effect to this Section 11.1.2), in accordance with the terms of this Plan and in lieu of Series A Preferred, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one ten-thousandths of a share of Series A Preferred for which a Right is then exercisable (without giving effect to this Section 11.1.2) and (y) dividing that product by 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11.4) on the first of the date of the occurrence of, or the date of the first public announcement of, a Trigger Event (such number of shares being referred to as, the “Adjustment Shares”); provided that the Purchase Price and the number of Adjustment Shares shall thereafter be subject to further adjustment as appropriate in accordance with

Section 11.6. Notwithstanding the foregoing, upon and after the occurrence of a Trigger Event, any Rights that are or were acquired or Beneficially Owned by (i) any Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) a transferee of any Acquiring Person (or any Affiliate or Associate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of any Acquiring Person (or any Affiliate or Associate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 11.1.2, and subsequent transferees, shall become null and void without any further action, and any holder (whether or not such holder is an Acquiring Person or an Affiliate or Associate of an Acquiring Person) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Plan or otherwise. From and after the Trigger Event, no Rights Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled.

The Company shall use all reasonable efforts to ensure that the provisions of this Section 11.1.2 are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to any Acquiring Person or any Affiliate or Associate of an Acquiring Person or transferees hereunder.

From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exercised pursuant to this Section 11.1.2 shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11.1.2.

11.1.3 Insufficient Shares. The Company may at its option substitute for Common Stock issuable upon the exercise of Rights in accordance with the foregoing Section 11.1.2 a number of shares of Series A Preferred or fraction thereof such that the then-current per share market price of one share of Series A Preferred multiplied by such number or fraction is equal to the then-current per share market price of one share of Common Stock. In the event that upon the occurrence of a Trigger Event there shall not be sufficient Common Stock authorized but unissued, or held by the Company as treasury shares (or, if the Company shall have determined to substitute shares or fractions of shares of Series A Preferred for shares of Common Stock pursuant to the preceding sentence, sufficient Series A Preferred), to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights, provided, however, that if the Company determines that it is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall: (a) determine the excess of (i) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), over (ii) the Purchase Price (such excess, the “Spread”) and (b) with respect to each Right (other than Rights which have become null and void pursuant to Section 11.1.2), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (i) cash, (ii) a reduction in the Purchase Price, (iii) Series A Preferred, (iv) other equity securities of the Company (including shares, or fractions of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, the Board has deemed in good faith to have substantially the same value as the Common Stock) (each such Series A Preferred Stock, other preferred stock, other equity securities and fractions thereof constituting a “common stock equivalent”), (v) debt securities of the Company, (vi) other assets or (vii) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (b) above within thirty (30) days following the occurrence of a Trigger Event, then the Company shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, such number or fractions of Series A Preferred (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of a Trigger Event, the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days following the occurrence of a Trigger Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some actions need be taken pursuant to the second and/or third sentences of this Section 11.1.3, the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11.1.3, the value of a share of Common Stock shall be the then-current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11.1.3.

11.2 Dilutive Rights Offering. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series A Preferred entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Series A Preferred (or securities having the same rights, privileges and preferences as the Series A Preferred (“equivalent preferred stock”)) or securities convertible into Series A Preferred or equivalent preferred stock at a price per share of Series A Preferred or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Series A Preferred or equivalent preferred stock) less than the then-current per share market price of the Series A Preferred (as determined pursuant to Section 11.4) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series A Preferred and shares of equivalent preferred stock outstanding on such record date plus the number of shares of Series A Preferred and shares of equivalent preferred stock which the aggregate offering price of the total number of shares of Series A Preferred and/or shares of equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such then-current per share market price and the denominator of which shall be the number of shares of Series A Preferred and shares of equivalent preferred stock outstanding on such record date plus the number of additional Series A Preferred and/or shares of equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Series A Preferred and shares of equivalent preferred stock owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

11.3 Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of the Series A Preferred (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, securities or assets or convertible securities, or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Series A Preferred (as determined pursuant to Section 11.4) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets, securities or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Series A Preferred and the denominator of which shall be such then-current per share market price of the Series A Preferred (as determined pursuant to Section 11.4); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.4 Current Per Share Market Value.

11.4.1 General. For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the then-current per share market price of the Security is determined during any period following the announcement by the issuer of such Security of (a) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (b) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” shall be appropriately adjusted to take into account such event. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or NASDAQ or, if the Security is not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the Security is not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported thereby or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

11.4.2 Series A Preferred. Notwithstanding Section 11.4.1, for the purpose of any computation hereunder, the “current per share market price” of the Series A Preferred shall be determined in the same manner as set forth above in Section 11.4.1 (other than the last sentence thereof). If the then-current per share market price of the Series A Preferred cannot be determined in the manner described in Section 11.4.1, the “current per share market price” of the Series A Preferred shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Plan) multiplied by the then-current per share market price of the Common Stock (as determined pursuant to Section 11.4.1). If neither the Common Stock nor the Series A Preferred are publicly held or so listed or traded, or if on any such date neither the Common Stock nor the Series A Preferred are so quoted and no such market maker is making a market in either the Common Stock or the Series A Preferred, “current per share market price” of the Series A Preferred shall mean the fair value per share as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For purposes of this Plan, the “current per share market price” of one ten-thousandth of a share of Series A Preferred shall be equal to the “current per share market price” of one share of Series A Preferred divided by 10,000.

11.5 Insignificant Changes. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price. Any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a share of Series A Preferred or the nearest one one-thousandth of a share of Common Stock or other share or security, as the case may be.

11.6 Shares Other Than Series A Preferred. If as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Series A Preferred, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Preferred contained in Sections 11.1, 11.2, 11.3, 11.5, 11.8, 11.9 and 11.13, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Series A Preferred shall apply on like terms to any such other shares.

11.7 Rights Issued Subsequent to Adjustment. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Series A Preferred and shares of other capital stock or other securities, assets or cash of the Company, if any, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8 Effect of Adjustments on Existing Rights. Unless the Company shall have exercised its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Series A Preferred

(calculated to the nearest one ten-millionth of a share of Series A Preferred) obtained by (a) multiplying (x) the number of one ten-thousandths of a share of Series A Preferred covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (b) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9 Adjustment in Number of Rights. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one ten-thousandths of a share of Series A Preferred issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Series A Preferred for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company may, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

11.10 Rights Certificates Unchanged. Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a share of Series A Preferred issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one ten-thousandths of a share of Series A Preferred which were expressed in the initial Rights Certificates issued hereunder.

11.11 Par Value Limitations. Before taking any action that would cause an adjustment reducing the Purchase Price below one ten-thousandth of the then par value, if any, of the Series A Preferred or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series A Preferred or other such shares at such adjusted Purchase Price.

11.12 Deferred Issuance. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of shares of Series A Preferred and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series A Preferred and shares of other capital stock or other securities, assets or cash of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

11.13 Reduction in Purchase Price. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Series A Preferred, issuance wholly for cash of any of the Series A Preferred at less than the then-current market price, issuance wholly for cash of Series A Preferred or securities which by their terms are convertible into or exchangeable for Series A Preferred, dividends on Series A Preferred payable in Series A Preferred or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Series A Preferred shall not be taxable to such stockholders.

11.14 Company Not to Diminish Benefits of Rights. After the earlier of the Stock Acquisition Date and Distribution Date, the Company will not, except as permitted by Section 23, Section 26 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

11.15 Adjustment of Rights Associated with Common Stock. Notwithstanding anything contained in this Plan to the contrary, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (a) declare or pay any dividend on the outstanding Common Stock payable in shares of Common Stock, (b) effect a subdivision or consolidation of the outstanding Common Stock (by reclassification or otherwise than by the payment of dividends payable in shares of Common Stock), or (c) combine the outstanding Common Stock into a greater or lesser number of shares of Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date or in accordance with Section 22 shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Series A Preferred a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if before the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry Shares in respect thereof) in accordance with Section 25. The Rights Agent shall be fully protected in relying, and may rely conclusively, on any such certificate and on any adjustment or statement therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

13.1 Certain Transactions. In the event that, from and after the first occurrence of a Trigger Event, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (c) the Company (or one or more of its Subsidiaries) shall sell or otherwise transfer (for the avoidance of doubt, in any manner whatsoever, including by way of lease, sublease, license or sublicense and whether or not for value), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more wholly-owned Subsidiaries of the Company in one or more transactions each of which complies with Section 11.14), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than Rights which have become null and void pursuant to Section 11.1.2) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the then-current Purchase Price multiplied by the number of one ten-thousandths of a share of Series A Preferred for which a Right is then exercisable, in accordance with the terms of this Plan and in lieu of Series A Preferred or Common Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then-current Purchase Price by the number of one ten-thousandths of a share of Series A Preferred for which a Right is then exercisable and (B) dividing that product by 50% of the then-current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11.4) on the date of consummation of such consolidation, merger, sale or transfer; provided that the price per Right so payable and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6 to reflect any events covered thereby occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all of the obligations and duties of the Company pursuant to this Plan; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights; and (v) such Principal Party shall take such steps as may be necessary to assure that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.1, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13.1, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of this Section 13.1 and Section 13.2 shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer shall not result in a default by the Principal Party under this Plan as the same shall have been assumed by the Principal Party pursuant to this Section 13.1 and Section 13.2 and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party, at its own expense, shall:

13.1.1 prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

13.1.2 use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE, NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE, NASDAQ and/or such securities exchange;

13.1.3 deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

13.1.4 obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In case the Principal Party has a provision in any of its authorized securities or in its articles or certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (v) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Stock or common stock equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11.4) or securities exercisable for, or convertible into, Common Stock or common stock equivalents of such Principal Party at less than such then-current market price (other than to holders of Rights pursuant to this Section 13), or (w) providing for any special payment, taxes, charges or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provision of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The Company covenants and agrees that it shall not, at any time after the Trigger Event, enter into any transaction of the type described in clauses (a) through (c) of this Section 13.1 if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13.2 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive transactions of the type described in clauses (a) through (c) of this Section 13.1.

13.2 Principal Party. “Principal Party” shall mean:

13.2.1 in the case of any transaction described in clauses (a) or (b) of the first sentence of Section 13.1: (a) the Person that is the issuer of the securities into which the Common Stock is converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding, or (b) if no securities are so issued, (A) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding or (B) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (C) the Person resulting from the consolidation; and

13.2.2 in the case of any transaction described in clause (c) of the first sentence in Section 13.1, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing Section 13.2.1 or Section 13.2.2, if the shares of Common Stock of such Person are not at such time or have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (a) if such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (b) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (c) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (a) and (b) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

14. Fractional Rights and Fractional Shares.

14.1 Cash in Lieu of Fractional Rights. The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the then-current market value of a whole Right. For the purposes of this Section 14.1, the then-current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or NASDAQ or, if the Rights are not listed or admitted to trading on the NYSE or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE, NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the then-current market value of the Rights on such date shall be the fair value of the Rights as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

14.2 Cash in Lieu of Fractional Shares of Series A Preferred. The Company shall not be required to issue fractions of shares of Series A Preferred (other than fractions which are integral multiples of one ten-thousandth of a share of Series A Preferred) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Series A

Preferred (other than fractions which are integral multiples of one ten-thousandth of a share of Series A Preferred). Interests in fractions of shares of Series A Preferred in integral multiples of one ten-thousandth of a share of Series A Preferred may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Series A Preferred represented by such depositary receipts. In lieu of fractional shares of Series A Preferred that are not integral multiples of one ten-thousandth of a share of Series A Preferred, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the then-current per share market price of one share of Series A Preferred (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.3 Cash in Lieu of Fractional Shares of Common Stock. The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one share of Common Stock (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.4 Waiver of Right to Receive Fractional Rights or Shares. The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

15. Rights of Action. All rights of action in respect of this Plan, except the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on such holder’s own behalf and for such holder’s own benefit, enforce this Plan, and may institute and maintain any suit, action or proceeding against the Company to enforce this Plan, or otherwise enforce or act in respect of such holder’s right to exercise the Rights evidenced by such Rights Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and shall be entitled to specific performance of the obligations hereunder, and to injunctive relief against actual or threatened violations of the obligations of any Person (including the Company) subject to this Plan.

16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

16.1 prior to the Distribution Date, the Rights will not be evidenced by a Rights Certificate and will be transferable only in connection with the transfer of the Common Stock;

16.2 as of and after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certifications properly completed and duly executed;

16.3 the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate or Book Entry Share made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

16.4 notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of the inability of the Company or the Rights Agent to perform any of the Company’s or the Rights Agent’s obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by a governmental, regulatory or administrative agency or commission, prohibiting or otherwise restraining performance of such obligation.

17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Series A Preferred or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance, administration or performance of this Plan, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its administration of this Plan and the performance of its duties hereunder in reliance upon any Rights Certificate or certificate for the Series A Preferred or the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation or limited liability company or other entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or limited liability company or other entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or limited liability company succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or limited liability company or other entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Plan.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Plan.

20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

20.1 Legal Counsel. The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Rights Agent or the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in good faith and in accordance with such advice or opinion.

20.2 Certificates as to Facts or Matters. Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of the current per share market price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the officers of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Plan in reliance upon such certificate.

20.3 Standard of Care. The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

20.4 Reliance on Plan and Rights Certificates. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

20.5 No Responsibility as to Certain Matters. The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11.1.2) or any adjustment required under the provisions of Sections 3, 11, 13, 23 or 27 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series A Preferred or other securities to be issued pursuant to this Plan or any Rights Certificate or as to whether any Series A Preferred or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

20.6 Further Assurance by Company. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

20.7 Authorized Company Officers. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors (or such other person that is elected to such office from time to time), Chief Executive Officer, President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Plan, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for these instructions.

Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Plan.

20.8 Freedom to Trade in Company Securities. The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other legal entity.

20.9 Reliance on Attorneys and Agents. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable, liable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct.

20.10 Incomplete Certificate. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate of an Acquiring Person) or any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

20.11 Rights Holders List. At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon sixty (60) days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock and/or Series A Preferred, as applicable, by registered or certified mail. Following the Distribution Date, the Company shall promptly notify the holders of the Rights Certificates by first-class mail of any such resignation. The Company may remove the Rights Agent or any successor Rights Agent upon sixty (60) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and/or Series A Preferred, as applicable, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates or other documents or instruments of any kind then in its possession which were acquired by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder, and shall thereafter be discharged from all duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the State of New York or the State of Delaware (or any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of New York or the State of Delaware) in good standing, having an office in the State of New York or the State of Delaware, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus or net assets, on a consolidated basis, of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and/or Series A Preferred, as applicable, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded, or upon exercise, conversion or exchange of securities heretofore or hereinafter issued by the Company, in each case existing prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23. Redemption.

23.1 Right to Redeem. The Board may, at its option, at any time prior to the earlier of (i) the Distribution Date and (ii) the close of business on the Expiration Date, redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being the “Redemption Price”). The Company may, at its option, pay the Redemption Price in Common Stock (based on the “current per share market price,” determined pursuant to Section 11.4, of the Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish. Notwithstanding anything in this Plan to the contrary, the Rights shall not be exercisable after a Trigger Event until such time as the Board’s right to redeem the Rights has expired.

23.2 Redemption Procedures. Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. The Company shall promptly give, or cause the Rights Agent to give, notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 23 or in Section 27, and other than in connection with the purchase, acquisition or redemption of Common Stock prior to the Distribution Date.

24. Notice of Certain Events. In case the Company shall propose at any time after the earlier of the Stock Acquisition Date and the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Series A Preferred or to make any other distribution to the holders of Series A Preferred, or (b) to offer to the holders of Series A Preferred rights or warrants to subscribe for or to purchase any additional Series A Preferred or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of the Series A Preferred (other than a reclassification involving only the subdivision of outstanding Series A Preferred), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Series A Preferred and/or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Series A Preferred for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Series A Preferred and/or Common Stock, whichever shall be the earlier.

In case any event set forth in Section 11.1.2 or Section 13 shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, in accordance with Section 25, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11.1.2 and Section 13, and (ii) all references in this Section 24 to Series A Preferred shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

25. Notices. Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Southwest Gas Holdings, Inc.

8360 S. Durango Dr.

Post Office Box 98510

Las Vegas, Nevada 89193-8510

Attention: Thomas Moran

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention: Brandon C. Parris, Michael O’Bryan, Joseph Sulzbach

Subject to the provisions of Section 21 and Section 24, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Equiniti Trust Company, LLC

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Attention: Account Management Team

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Stock or of any Book Entry Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the transfer agent or registrar for the Common Stock; provided that prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Plan and no other notice need be given.

26. Supplements and Amendments. For so long as the Rights are then redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of the Rights or Common Stock. At any time when the Rights are no longer redeemable, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of Rights that have become null and void pursuant to Section 11.1.2), (ii) cause this Plan again to become amendable other than in accordance with this sentence or (iii) cause the Rights again to become redeemable. Upon the delivery of a certificate from an officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Plan. The Rights Agent agrees that time is of the essence in connection with any supplement or amendment to this Plan that it is directed by the Company to execute in accordance with this Section 26. For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with the Rights Agent or other third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, subscription, trading, issuance or distribution of the Rights (and shares of preferred stock (or fractions thereof) or shares of Common Stock), including use of book entry, as contemplated hereby and to ensure that an Acquiring Person does not obtain the benefits thereof, and any supplement or amendment of this Plan in respect of the foregoing shall be deemed to not adversely affect the interests of the holders of Rights.

27. Exchange.

27.1 Exchange of Common Stock for Rights. The Board may, at its option, at any time after the occurrence of a Trigger Event, exchange Common Stock for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11.1.2) by exchanging at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Consideration”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section 27.1 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27.1. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 27, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Stock issuable pursuant to the exchange (or any portion thereof that has not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all stockholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any Common Stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Stock or Series A Preferred (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

27.2 Exchange Procedures. Immediately upon the effectiveness of the action of the Board ordering the exchange for any Rights pursuant to Section 27.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than the Rights that have become null and void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.

27.3 Insufficient Shares. The Company may at its option substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, (a) a number of shares of Series A Preferred or fraction thereof (or equivalent preferred stock, as such term is defined in Section 11.2), (b) cash, (c) other equity securities of the Company or common stock equivalents, as such term is defined in Section 11.1.3, (d) debt securities of the Company, (e) other assets or (f) any combination of the foregoing (the items described in (a) through (f), the “Equivalent Exchange Assets”), in each case having an aggregate value equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11.4) as of the date of such exchange. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued and otherwise available for issuance to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 27, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, Equivalent Exchange Assets, which consideration shall have an aggregate current per share market price (determined pursuant to Section 11.4 hereof) equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11.4 hereof) as of the date of such exchange.

28. Process to Seek Exemption Prior to Trigger Event. Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person becoming an Acquiring Person (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 28, request that the Board grant an exemption with respect to such acquisition under this Plan so that either such transaction would be deemed an “Exempt Acquisition” or such Person would be deemed to be an “Exempt Person”, in each case, for purposes of this Plan (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered or certified mail to the Corporate Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Corporate Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of shares of Common Stock aggregating 4.9% (9.9% in the case of a Passive Investor) or more of the then outstanding shares of Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of shares of Common Stock by the Requesting Person (A) will not in any material respect adversely impact or otherwise impair the Tax-Free Status or (B) is in the best interests of the Company despite the fact that it may adversely impact in a material respect or otherwise impair the Tax-Free Status. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to preserve the Tax-Free Status. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law or otherwise determined by the Board, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available, or the Board otherwise determines to make such information public. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the Requesting Person, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.

29. Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

30. Benefits of this Plan. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).

31. Determination and Actions by the Board or Committee Thereof. The Board, or a duly authorized committee thereof, shall have the exclusive power and authority to administer this Plan and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including the right and power to (a) interpret the provisions of this Plan and (b) make all determinations deemed necessary or advisable for the administration of this Plan (including a determination to redeem or not redeem the Rights or amend this Plan). In administering this Plan and exercising the rights and powers specifically granted to the Board and to the Company hereunder, and in interpreting this Plan and making any determination hereunder, the Board, or a duly authorized committee thereof, may consider any and all facts, circumstances or information it deems to be necessary, useful or appropriate. All such actions, calculations, interpretations and determinations that are done or made by the Board, or a duly authorized committee thereof, in good faith shall be final, conclusive and binding on the Company, the Rights Agent, and the holders of the Rights, as such, and all other parties to the fullest extent permitted by applicable law.

32. Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

33. Governing Law. This Plan and each Rights Certificate issued hereunder shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

34. Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Plan transmitted electronically shall have the same authority, effect and enforceability as an original signature.

35. Descriptive Headings; Interpretation. Headings of the sections of this Plan and of the exhibits hereto and the table of contents are for convenience of the parties hereto only and shall be given no substantive or interpretative effect whatsoever. As used in this Plan: (a) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (b) the words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Plan, unless otherwise specified, shall refer to this Plan as a whole and not to any particular provision of this Plan; (c) whenever this Plan refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and (d) unless otherwise expressly provided herein, any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and includes any rules or regulations promulgated thereunder. The definitions contained in this Plan are applicable to the singular as well as the plural forms of such terms.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed, as of the day and year first above written.

SOUTHWEST GAS HOLDINGS, INC.

By:	/s/ Thomas Moran
Name:	Thomas Moran
Title:	Vice President, General Counsel/Corporate Secretary

EQUINITI TRUST COMPANY, LLC

By:	/s/ Matthew D. Paseka
Name:	Matthew D. Paseka
Title:	SVP, Relationship Director

[Signature Page to Tax-Free Spin Protection Plan]

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

SOUTHWEST GAS HOLDINGS, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Southwest Gas Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) as required by Section 151 of the General Corporation Law at a meeting duly called and held on November 3, 2023.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board hereby creates a series of Preferred Stock, no par value per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred”) and the number of shares constituting the Series A Preferred shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into or exchangeable for Series A Preferred.

Section 2. Dividends and Distributions.

A. Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, par value $1.00 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series A Preferred, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in each case declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

B. No dividend or other distribution shall be paid on the Common Stock (other than a dividend payable in shares of Common Stock), unless the Corporation shall declare a dividend or distribution on the Series A Preferred as provided in paragraph (A) of this Section 2 immediately after it declares such dividend or distribution on the Common Stock.

C. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred shall have the following voting rights:

A. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

B. Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

C. Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

A. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred, other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired; or (C) the redemption, purchase or other acquisition of shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)  redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of stock ranking on a parity with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

B. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Corporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

A. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred, unless, prior thereto, the holders of shares of Series A Preferred shall have received the greater of (x) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to the holders of shares of Common Stock or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except distributions made ratably on the Series A Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred were entitled immediately prior to such event pursuant to clause (i)(y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

B. In the event, however, that there are not sufficient assets available to permit payment in full of the amount set forth in clause (i) of paragraph (A) of this Section 6 and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred and the holders of such parity shares in proportion to their respective liquidation preferences.

C. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The Series A Preferred shall not be redeemable.

Section 9. Rank. The Series A Preferred shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred.

Section 10. Amendment. At any time any shares of Series A Preferred are outstanding, the Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred, voting separately as a single class.

Section 11. Fractional Shares. Series A Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

* * *

In witness whereof, the undersigned has executed this Certificate of Designations on behalf of the Corporation this November 5, 2023.

SOUTHWEST GAS HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B

Form of Rights Certificate

Certificate No. R-	_______ Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE TAX-FREE SPIN PROTECTION PLAN (THE “PLAN”)). THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE PLAN. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE PLAN) OR A TRANSFEREE THEREOF WILL BECOME NULL AND VOID.

Rights Certificate

SOUTHWEST GAS HOLDINGS, INC.

This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax-Free Spin Protection Plan, dated as of November 5, 2023, as the same may be amended from time to time (the “Plan”), between Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York time) on the Expiration Date, at the offices of the Rights Agent, or its successor as Rights Agent, designated for such purpose, one ten-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, no par value per share (the “Series A Preferred”), of the Company, at a purchase price of $300.00 per one ten-thousandth of a share of Series A Preferred, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one ten-thousandths of a share of Series A Preferred which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 5, 2023, based on the Series A Preferred as constituted at such date. Capitalized terms used in this Rights Certificate without definition shall have the meanings ascribed to them in the Plan. As provided in the Plan, the Purchase Price and the number of shares of Series A Preferred (or other securities or property) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Rights Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (each as defined in the Plan) or certain transferees thereof, such Rights will become null and void and will no longer be transferrable.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Plan are on file at the principal offices of the Company and the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one ten-thousandths of a share of Series A Preferred as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Board may, at its option, (i) redeem the Rights evidenced by this Rights Certificate at a redemption price of $0.0001 per Right or (ii) exchange Common Stock for the Rights evidenced by this Certificate, in whole or in part.

No fractional Series A Preferred will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of Series A Preferred which are integral multiples of one ten-thousandth of a share of Series A Preferred, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Plan.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series A Preferred or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Plan.

If any term, provision, covenant or restriction of the Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Rights Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officer of the Company.

Dated as of __________, 20__.

SOUTHWEST GAS HOLDINGS, INC.

By
Name:
Title:

Countersigned:

EQUINITI TRUST COMPANY, LLC, as Rights Agent

By
Authorized Signature

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address

of transferee)

_____________Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

Certificate

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not Beneficially Owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Plan), (2) are not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) were not acquired from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Dated: ________

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to

exercise Rights represented by the Rights Certificate.)

To: SOUTHWEST GAS HOLDINGS, INC.

The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Rights Certificate to purchase the Series A Preferred issuable upon the exercise of such Rights (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such stock (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) be issued in the name of (or to, as the case may be):

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

Certificate

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate (1) are not Beneficially Owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Plan), (2) are not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) were not acquired from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Dated: ______

Signature

NOTICE

The signature in the foregoing Form of Assignment and Form of Election to Purchase must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

On November 3, 2023, the Board of Directors (the “Board of Directors”) of Southwest Gas Holdings, Inc., a Delaware corporation (the “Company”), authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $1.00 per share, of the Company (the “Common Stock”). The dividend is payable on November 17, 2023 (the “Record Date”), to the holders of record of shares of Common Stock as of 5:00 P.M., New York City time, on the Record Date. The description and terms of the Rights are set forth in a Tax-Free Spin Protection Plan, dated as of November 5, 2023, as the same may be amended from time to time (the “Plan”), between the Company and Equiniti Trust Company, LLC, as Rights Agent (the “Rights Agent”).

The Company intends to effectuate a potential spin-off of Centuri Group, Inc. (“Centuri”) and continues to assess the value of a potential tax-free spin-off of Centuri, either following, or in lieu of, a potential initial public offering by Centuri as well as other taxable transaction alternatives that may utilize the Company’s available net operating losses to offset the tax impact in certain cases, including, among other potential structures, a potential sell-down of Centuri shares held by the Company following an initial public offering of Centuri. In order to help preserve the value to stockholders of a potential spin-off of Centuri in a manner that could be tax-free (the “Tax-Free Status”) to the Company as well as its stockholders, the Board of Directors adopted the Plan. While the Company intends that any spin-off transaction, if effected, would qualify as a tax-free transaction to the Company’s stockholders, the ability to effect a spin-off that is tax-free to the Company could be lost if certain stock purchases (including by existing or new holders in the open market) are treated as part of a plan pursuant to which one or more persons directly or indirectly acquire a 50% or greater interest in the Company (a “355 Ownership Change”) within applicable time periods for purposes of Section 355(e) of the Internal Revenue Code (the “Code”). The Company believes that there is minimal capacity for changes in the ownership of its stock before a 355 Ownership Change could occur. The Plan is intended to restrict the acquisitions of Company stock that could cause a 355 Ownership Change and could impair the Company’s ability to effectuate a spin-off transaction that has Tax-Free Status.

For those interested in a summary of the terms of the Plan, we provide the following description. Please note, however, that this description is only a summary, does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Plan, which is incorporated herein by reference. The Plan has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A copy of the Plan is available free of charge from the Company upon request.

The Rights

The Rights will be issued in respect of all shares of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock, and the record holders of shares of Common Stock will be the record holders of the Rights. The Rights will be evidenced only by certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) that represent shares of Common Stock. Rights will also be issued in respect of any shares of Common Stock that shall become outstanding after the Record Date and, subject to certain exceptions specified in the Plan, prior to the earlier of the Distribution Date (as defined below) and the Expiration Date (as defined below).

Exercise; Distribution Date; Transfer of Rights; Right Certificates

The Rights are not exercisable until the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, no par value per share, of the Company (the “Series A Preferred”), at a purchase price of $300.00 per one ten-thousandth of a share of Series A Preferred (the “Purchase Price”), subject to adjustment as provided in the Plan.

The “Distribution Date” is the earlier of (i) the close of business on the tenth business day after the public announcement that a person or group has become an Acquiring Person (as defined below) or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person (the date described in this clause (i), the “Stock Acquisition Date”) and (ii) such date (prior to such time as any person or group has become an Acquiring Person), if any, as may be determined by the Board of Directors following the commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or group becoming an Acquiring Person. A person or group becomes an “Acquiring Person” upon acquiring beneficial ownership of 4.9% (9.9% in the case of a passive investor or, in the case of the Icahn Group (as defined below) or any member of the Icahn Group, the applicable amounts set forth in the paragraph below) or more of the outstanding shares of Common Stock, except in certain situations specified in the Plan.

Carl C. Icahn, Andrew Teno, Beckton Corp., Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IEP Utility Holdings LLC, IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, Icahn Partners LP and Icahn Partners Master Fund LP (collectively, the “Icahn Group”), to the extent the Amended and Restated Cooperation Agreement, dated as of October 24, 2022, by and among the Icahn Group and the Company (as it may be amended, modified, supplemented and/or amended and restated in accordance with the terms thereof from time to time, the “Cooperation Agreement”) remains in effect and the Icahn Ownership Event (as defined below) has not occurred, will not be considered an Acquiring Person until such time as the Icahn Group or any member of the Icahn Group, together with their affiliates and associates, becomes the beneficial owner of more than 24.9% of the shares of Common Stock then outstanding. Following the termination or expiration of the Cooperation Agreement or the occurrence of the Icahn Ownership Event, the Icahn Group, the members of the Icahn Group and each of their respective affiliates and associates, collectively, shall be deemed to be an Acquiring Person if the Icahn Group, any member of the Icahn Group, or any of their respective affiliates and associates acquires beneficial ownership of more than the greater of (x) a number of shares of Common Stock equal to 4.9% of the shares of Common Stock then outstanding or (y) the number of shares Beneficially Owned by the Icahn Group at the time of such termination, expiration or occurrence. “Icahn Ownership Event” shall be deemed to have occurred at such time as the Icahn Group, together with the Icahn Affiliates (as defined in the Cooperation Agreement), beneficially owns an aggregate Net Long Position (as defined in the Cooperation Agreement) of a number of Common Shares (as defined in the Cooperation Agreement) that is less than 50% of the Tender Offer Closing Amount (as defined in the Cooperation Agreement).

Until the Distribution Date, the Rights will be transferred with and only with the Common Stock, and any transfer of shares of Common Stock will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and, as soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

Expiration Date

The Rights will expire on the earliest of (a) the close of business on the date that is two years after the date on which the Spin-Off Transaction is consummated (consistent with a presumption period for testing a 355 Ownership Change), (b) the close of business on the date on which the Board determines to no longer pursue the Spin-Off Transaction or that the Spin-Off Transaction will not be consummated with Tax-Free Status, (c) the time at which the Rights are redeemed or exchanged pursuant to the Plan, (d) the close of business on the business day following the certification of the voting results of the Company’s 2024 annual stockholders meeting, if at such meeting the approval of the Plan has not been obtained, (e) the close of business on the day that is 270 days after the date of the Plan, if the approval of the Company’s stockholders has not been obtained by such date and only if as of such date the Cooperation Agreement remains in effect and the Icahn Ownership Event has not occurred, or (f) the time at which the Board of Directors determines that there is no longer a risk of an ownership change under Section 355 of the Code occurring or that an ownership change under Section 355 of the Code would not in any material respect adversely impact or otherwise impair the Tax-Free Status (such earliest date, the “Expiration Date”).

Process to Seek Exemption

The Plan includes a procedures by which the Board of Directors will consider requests, prior to the Stock Acquisition Date, from any person who desires to effect any acquisition of Common Stock that would, if consummated, result in such person beneficially owning 4.9% (9.9% in the case of a passive investor or, in the case of the Icahn Group or any member of the Icahn Group, the applicable amounts set forth above) or more of the then outstanding shares of Common Stock. The Board of Directors will only grant an exemption in response to an exemption request if the Board of Directors determines that the acquisition of shares of Common Stock by the requesting person (A) will not in any material respect adversely impact or otherwise impair the Tax-Free Status or (B) is in the best interests of the Company despite the fact that it may adversely impact in a material respect or otherwise impair the Tax-Free Status.

Consequences of a Person or Group Becoming an Acquiring Person

Flip-In Trigger. If any person or group becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the Purchase Price.

Flip-Over Trigger. If, after any person or group has become an Acquiring Person, the Company is acquired in a merger, consolidation or combination or 50% or more of its consolidated assets, cash flow or earning power are transferred, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person (or its parent) with whom the Company has engaged in the foregoing transaction having a market value of two times the Purchase Price.

Exchange Feature. At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by an Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void), in whole or in part, for shares of Common Stock or fractions of Series A Preferred (such a share of Common Stock or a fraction of Series A Preferred, as applicable, an “Exchange Security”), at an exchange ratio of one Exchange Security per Right.

Redemption of the Rights

At any time before the Distribution Date, the Board of Directors may redeem the Rights in whole, but not in part, for $0.0001 per Right (the “Redemption Price”). The Redemption Price is payable, at the option of the Company, in cash, Common Stock or such other form of consideration as the Board of Directors shall determine. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be subject to adjustment.

Amendment

For so long as the Rights are then redeemable, the Company may amend the Plan in any manner. After the Rights are no longer redeemable, the Company may amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof).

Stockholder Rights

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company by virtue of holding such Right, including, without limitation, the right to vote and to receive dividends.

Anti-Dilution Provisions

The Board of Directors may adjust the Purchase Price, the number of shares of Series A Preferred issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series A Preferred or Common Stock or certain other specified transactions. No adjustments to the Purchase Price of less than 1% are required to be made.

Description of the Series A Preferred

Each one ten-thousandth of a share of Series A Preferred, if issued:

•	Will not be redeemable.

•

Will entitle holders to quarterly dividend payments of $.001 per one ten-thousandth of a share of Series A Preferred, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater.

•

Will entitle holders upon liquidation either to receive $.001 per one ten-thousandth of a share of Series A Preferred, or an amount equal to the payment made on one share of Common Stock, whichever is greater.

•	Will have the same voting power as one share of Common Stock.

•

If shares of Common Stock are exchanged as a result of a merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

The value of one ten-thousandth of a share of Series A Preferred should approximate the value of one share of Common Stock.